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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                             FORM 8-K

                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


                          Date of Report
                         March 28, 1997


                     ROYAL SILVER MINES, INC.
      (Exact name of registrant as specified in its charter)


                               UTAH
          (State or other jurisdiction of incorporation)


      0-25170                                   87-0306609
(Commission File No.)                        (IRS Employer ID)



                       10220 North Nevada
                            Suite 270
                   Spokane, Washington   99218
      (Address of principal executive offices and Zip Code)



                          (509) 466-3144
       (Registrant's telephone number, including area code)









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ITEM 9.  Sales of Equity Securities Pursuant to Regulation S.

     On the 24th day of March, 1997, the Registrant sold to Britannia Holdings Limited ("Britannia"), Channel Islands, 1,600,000 Units, at US$0.75 per Unit or a total of US$1,200,000.
On January 30, 1997, the Registrant sold 200,000 Units to Britannia in consideration of US$150,000 and on February 14, 1997, the Registrant sold 335,000 Units to Britannia in consideration of $251,250 as previously reported on Form 8-Ks filed with the Commission. Each Unit consists of one share of Common Stock and one warrant to purchase one additional share of Common Stock at US$1.25 per share. The warrants will expire two years from the date of closing of each transaction. The Units were issued in reliance upon the transaction exemption afforded by Regulation S, as promulgated by the Securities and Exchange Commission, under the Securities Act of 1933, as amended.

     As of the 28th day of March, 1997, Britannia Holdings Limited had not exercised any warrants.


     On the 21st day of March, 1997, the Company sold to Portsalon Investment ("Portsalon"), Switzerland, 20,000 Units, at US$0.75 per Unit or a total of US$15,000. Each Unit consists of one share of Common Stock and one warrant to purchase one additional share of Common Stock at US$1.25 per share. The warrants will expire two years from the date of closing. The Units were issued in reliance upon the transaction exemption afforded by Regulation S, as promulgated by the Securities and Exchange Commission, under the Securities Act of 1933, as amended.

     As of the 28th day of March, 1997, Portsalon had not exercised any warrants.

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ROYAL SILVER MINES, INC.



                              BY: /s/  Howard M. Crosby, President

DATED:  March 28, 1997